Exhibit 10.2

February 25, 2022

Electronic Mail

Dr. Abhay Joshi

Revance Therapeutics, Inc.

Re:	Separation and Consulting Agreement

Dear Abhay:

This letter sets forth the substance of the mutual separation agreement (the “Agreement”) that Revance Therapeutics, Inc. (the “Company”) is offering to you to aid in your employment transition.

1. SEPARATION DATE. Your last day of work as the Company’s Chief Operating Officer, President of R&D and Product Operations, and your employment termination date will be March 31, 2022, (the “Separation Date”). On the Separation Date, the Company will pay you all accrued salary earned and any accrued vacation balance through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

2. TRANSITION PERIOD.

(a) Duties & Schedule. Between now and the Separation Date (the “Transition Period”), you will remain an employee of the Company and will be expected to transition your duties and responsibilities to Company personnel and perform other duties and tasks as requested by the Company. During the Transition Period, you must continue to comply with all of the Company’s policies and procedures and with all of your statutory and contractual obligations to the Company (including, without limitation, your obligations under this Agreement and your Employee Proprietary Information and Invention Assignment and Arbitration Agreement, attached hereto as Exhibit A (the “PIIA”). You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing your job duties.

(b) Schedule & Compensation/Benefits. During the Transition Period, your base salary will remain the same, and you will continue to be eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs.

3. SEVERANCE BENEFITS. Pursuant to the Revance Therapeutics, Inc. Executive Severance Benefit Plan (the “Severance Plan” if you: (i) sign this Agreement and allow the releases set forth herein to become effective; (ii) comply with all of your legal and contractual obligations to the Company and remain an employee in good standing during the Transition Period; and (iii) on or within 21 days after the Separation Date, sign the Separation Date Release attached as Exhibit B and allow the releases contained therein to become effective, then the Company will provide you with the following severance benefits:

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(a) Cash Severance. The Company will pay you severancein an amount equal to nine (9) months of your base salary, paid in equal installments on the Company’s regular payroll schedule over the nine (9) month period following the Separation Date; provided, however, that no payments will be made prior to the first business day to occur on or after the 60th day following the Separation Date. On the first business day to occur on or after the 60th day following the Separation Date, you will receive in a lump sum the cash severance you would have received on or prior to such date under the original schedule, with the balance being paid as originally scheduled.

(b) Health Care Continuation Coverage.

(i) COBRA. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.

(ii) COBRA Premiums. If you timely elect continued coverage under COBRA, the Company will pay your COBRA premiums to continue your coverage (including coverage for eligible dependents, if applicable) (“COBRA Premiums”) through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: (i) the date that is nine (9) months after the Separation Date; (ii) the date you become eligible for group health insurance coverage through a new employer; or (iii) the date you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company in writing of such event. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall pay to you, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month (including premiums for you and your eligible dependents who have elected and remain enrolled in such COBRA coverage), subject to applicable tax withholdings (such amount, the “Special Cash Payment”), for the remainder of the COBRA Premium Period. You may, but are not obligated to, use such Special Cash Payments toward the cost of COBRA premiums. On the thirtieth (30th) day following your Separation from Service, the Company will make the first payment to you under this paragraph, in a lump sum, equal to the aggregate Special Cash Payments that the Company would have paid to you through such date had the Special Cash Payments commenced on the first day of the first month following the Separation from Service through such thirtieth (30th) day, with the balance of the Special Cash Payments paid thereafter on the schedule described above.

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4. EQUITY AWARDS. Vesting of all of your outstanding equity awards granted under the Company’s 2014 Equity Incentive Plan and the Company’s 2014 Inducement Plan, which are set forth on Exhibit C hereto, will continue to vest (except as set forth in Section 4(i) for such awards that are subject to performance-vesting), through your Consulting Period until June 30, 2023, at which time they will cease vesting; provided however, if the Consulting Period is terminated earlier, either by you or the Company, any equity awards would cease vesting as of the earlier termination of the Consulting Period. Any such equity awards structured as options or stock appreciation rights will remain exercisable until the date that is three months after the end of the Consulting Period (subject to earlier expiration in accordance with the terms of such awards, including in the event of a change in control or corporate transaction involving the Company). Your right to exercise any vested shares, and all other rights and obligations with respect to your equity awards will be as set forth in the applicable award agreement and plan documents. Except as necessary to give effect to the terms described in this paragraph, your equity awards shall continue to be governed by the terms of the applicable grant notices, award agreements and the applicable plan documents.

(i) Notwithstanding the foregoing, with respect to your performance-vesting awards, if such awards become eligible to vest during the Consulting Period as a result of meeting the performance vesting terms of such awards provided in the applicable award agreements, no vesting shall occur sooner than January 1, 2023 (or after the end of your Consulting Period) unless such vesting occurs pursuant to the terms of such awards as a result of a Change in Control that occurs prior to January 1, 2023. Further, with respect to your outstanding time-vesting equity awards, if a Change in Control occurs at any time during the Consulting Period, then the vesting of such then-outstanding time-vesting equity awards shall accelerate in full, effective immediately prior to the consummation of such Change in Control. “Change in Control” for purposes of this Section 4(i) shall have the meaning set forth in the Company’s 2014 Equity Incentive Plan, provided that, to the extent necessary to avoid any adverse tax consequences to you or the Company, such Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

5. CONSULTING AGREEMENT. If you: (i) timely return this fully signed Agreement to the Company and allow it to become effective; (ii) adequately perform your Transition Period duties and are not subject to termination of employment by the Company for Cause prior to March 31, 2022; (iii) comply fully with your obligations hereunder; and (iv) sign the Release on or within twenty-one (21) days after the Separation Date and allow that Release to become effective, then the Company will engage you as a consultant on the following terms:

(a) Consulting Period. The consulting relationship will commence on April 1, 2022 and will continue until June 30, 2023, unless terminated earlier pursuant to Paragraph 5(f) below or extended by agreement of you and the Company (the “Consulting Period”). Any agreement to extend the Consulting Period after the initial period must be set forth in writing signed by you and a duly authorized officer or director of the Company.

(b) Consulting Services. You agree to provide consulting services to the Company in any area of your expertise, including but not limited to, providing strategic advice and counseling related to the regulatory approval process for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines and serving as a resource to the Chief Executive Officer and completing other assignments as requested by the Company (the “Consulting Services”). During the Consulting Period, you will report directly to the Chief Executive Officer of the Company. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services. You agree to make yourself available to perform such Consulting Services throughout the Consulting Period, on an as-needed basis. You will not be required to report to the Company’s offices during the Consulting Period, except as specifically requested by the Company. When providing such services, you shall abide by the Company’s policies and procedures.

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(c) Independent Contractor Relationship. Your relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date. You will not be entitled to any of the benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the Consulting Period will not be subject to the Fair Labor Standards Act, the California Labor Code or other laws or regulations governing employment relationships.

(d) Consulting Compensation. Provided that you: (i) perform the Consulting Services requested and (ii) comply with your contractual obligations to the Company (including, without limitation, the obligations set forth herein), then the Company will pay you consulting fees at the rate of $1,500 per month (the “Consulting Fees”). The monthly amount of the Consulting Fees will be paid on or around the last business day of each calendar month during the Consulting Period, provided that no Consulting Fees will be owed or paid prior to the date the Release has been executed and become effective by its terms. You acknowledge that because you will be providing the Consulting Services as an independent contractor, the Company will not withhold any amount for taxes, social security or other payroll deductions from the Consulting Fees. The Company will report the Consulting Fees on an IRS Form 1099. You further acknowledge that you will be entirely responsible for payment of any taxes that may be due with respect to the Consulting Fees, and you hereby indemnify, defend and save harmless the Company, and its officers and directors in their individual capacities, from any liability for any taxes, penalties or interest that may be assessed by any taxing authority with respect to the Consulting Fees (with the exception of the employer’s share of social security, if any). The Company encourages you to obtain professional advice from an advisor of your choice with respect to the tax treatment of, and any and all tax issues with respect to, the Consulting Fees.

(e) Other Work Activities / Representations. Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your work for the Company. You represent and warrant that you are self-employed in an independently established trade, occupation, or business, maintain and operate a business that is separate and independent from the Company’s business, hold yourself out to the public as independently competent and available to provide applicable services similar to the Consulting Services, have obtained and/or expect to obtain clients or customers other than the Company for whom you will perform services, and will perform work for the Company that you understand is outside the usual course of the Company’s business. The Company will make reasonable arrangements to enable you to perform your work for the Company at such times and in such a manner so that it will not interfere with other activities in which you may engage. In order to protect the trade secrets and confidential and proprietary information of the Company, you agree that, during the Consulting Period, you will not engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, or otherwise provide services to a Conflicting Business (as defined below) anywhere in the Restricted Territory (as defined below); provided, however, the Chief Executive Officer of the Company may approve any exception to this provision in his sole discretion. Owning up to a 1% equity interest in any such Person shall not be deemed a breach or violation of this section. In addition, during the Consulting Period, you agree not to solicit, induce, encourage, or participate in soliciting, inducing or encouraging any employee, consultant, or independent contractor of Company to terminate his or her relationship with Company.

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(i) “Competing Business” shall mean any business engaged (whether directly or indirectly) in the research, development or commercialization of products or services competitive with those of the Company or its subsidiaries.

(ii) “Restricted Territory” means any geographical or market area where the Company or its subsidiaries engages in business.

(f) Termination of Consulting Period. Without waiving any other rights or remedies, the Company may terminate immediately the Consulting Period upon your breach of any provision of this Agreement or your PIIA. Further, either you or the Company may terminate the Consulting Period at any time, for any reason, upon 30 days written notice to the other party. Upon termination of the Consulting Period by either party, the Company will pay only those Consulting Fees and expenses incurred through and including the effective date of such termination.

6. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).

7. EXPENSE REIMBURSEMENTS. You agree that, within ten (10) days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

RETURN OF COMPANY PROPERTY. By no later than the close of business on the Separation Date, you shall coordinate with the Company the return of all Company documents (and all copies thereof) and other Company property in your possession or control; provided, however, you shall be permitted to keep your Company computer following the Company’s deletion of all confidential or proprietary information from the Computer to its satisfaction. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days after the Separation Date, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and if requested, you will provide a declaration verifying that you have complied with the above. Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the severance benefits provided hereunder.

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8. PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your Consulting Period you acknowledge your continuing obligations under your PIIA, including your obligations not to use or disclose any confidential or proprietary information of the Company.

9. NONDISPARAGEMENT. You agree not to disparage the Company and its officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputations or personal reputations; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation. The Company further agrees to direct its officers and directors not to make any written or oral statements about you that are disparaging or intended to be injurious; provided that the Company (and its directors and officers) may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation; and provided further that the Company’s communications internally and by legal requirement (e.g., SEC filings) announcing your departure shall not violate this section. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

10. NO VOLUNTARY ADVERSE ACTION; AND COOPERATION. You agree that you will not voluntarily provide assistance, information or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any proposed or pending litigation, arbitration, administrative claim, cause of action, or other formal proceeding of any kind brought against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents, nor shall you induce or encourage any person or entity to bring any such claims; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation. In addition, you agree to voluntarily cooperate with the Company if you have knowledge of facts relevant to any existing or future litigation or arbitration initiated by or filed against the Company by making yourself reasonably available without further compensation for interviews with the Company or its legal counsel, for preparing for and providing deposition testimony, and for preparing for and providing trial testimony. The Company shall pay you for all out-of-pocket expenses reasonably incurred in furtherance of this section.

11. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

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12. RELEASE OF CLAIMS.

(a) General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).

(b) Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, paid time off, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended). You acknowledge that you have been advised, as required by California Government Code Section 12964.5(b)(4), that you have the right to consult an attorney regarding this Agreement and that you were given a reasonable time period of not less than five business days in which to do so.

(c) ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”), and that the consideration given for the waiver and release in this Section is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release do not apply to any rights or claims that may arise after the date that you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it earlier); (iv) you have seven (7) days following the date you sign this Agreement to revoke your acceptance (by providing written notice of your revocation to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after you sign this Agreement (“Effective Date”).

(d) Section 1542 Waiver. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

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“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.

(e) Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party or under applicable law; (ii) any rights which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims. You understand that nothing in this Agreement limits your ability to file a charge or complaint with any Government Agency. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to the maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement.

13. REPRESENTATIONS. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which you have not already filed a claim.

14. SECTION 409A. Notwithstanding anything herein to the contrary, (i) if at the time of your termination of employment with the Company, you are a “specified employee” as defined in Section 409A of the Code and the applicable guidance and regulations thereunder (collectively, “Section 409A”), and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to you) until the first business day to occur following the date that is six (6) months following your termination of employment with the Company (or the earliest date as is permitted under Section 409A); and (ii) if any other payments of money or other benefits due to you hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company’s Board of the Directors, that does not cause such an accelerated or additional tax. In the event that payments under this Agreement are deferred pursuant to this Section 15 in order to prevent any accelerated tax or additional tax under Section 409A, then such payments shall be paid at the time specified under this Section 15 without any interest thereon. The Company shall consult with you in good faith regarding the implementation of this Section 15; provided, that neither the Company nor any of its employees or representatives shall have any liability to you with respect thereto. Notwithstanding anything to the contrary herein, to the extent required by Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean separation from service. For purposes of Section 409A, each payment made under this Agreement shall be designated as a “separate payment” within the meaning of the Section 409A. Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A, (A) the amount of expenses eligible for reimbursement or in-kind benefits provided to you during any calendar year will not affect the amount of expenses eligible for reimbursement or in- kind benefits provided to you in any other calendar year; (B) the reimbursements for expenses for which you are entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (C) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

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15. DISPUTE RESOLUTION. To ensure the timely and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this Agreement, your employment, or the termination of your employment, including but not limited to statutory claims, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, conducted by JAMS, Inc. (“JAMS”) under the then applicable JAMS Employment rules (which can be found at the following web address: https://www.jamsadr.com/rules-employment-arbitration/). By agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The Company acknowledges that you will have the right to be represented by legal counsel at any arbitration proceeding. In addition, all claims, disputes, or causes of action under this paragraph, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This paragraph shall not apply to an action or claim brought in court pursuant to the California Private Attorneys General Act of 2004, as amended. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

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16. MISCELLANEOUS. This Agreement, including Exhibits A, B and C, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations concerning its subject matter. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile and signatures transmitted by PDF shall be equivalent to original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me within twenty-one (21) days. The Company’s offer contained herein will automatically expire if we do not receive the fully signed Agreement within this timeframe.

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I wish you good luck in your future endeavors.

Sincerely,

REVANCE THERAPEUTICS, INC.

By:	/s/ Mark Foley
Mark J. Foley
Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Abhay Joshi
Abhay Joshi, Ph.D.

2/25/2022
Date

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Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(See attached document)

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Exhibit B

Separation Date Release

In exchange for the consideration provided to me under this Agreement to which I would not otherwise be entitled, I hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this Agreement (collectively, the “Released Claims”).

The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (ii) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation, paid time off, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”), and that the consideration given for the waiver and release in this Section is in addition to anything of value to which I am already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (i) my waiver and release do not apply to any rights or claims that may arise after the date that I sign this Agreement; (ii) I should consult with an attorney prior to signing this Agreement (although I may choose voluntarily not to do so); (iii) I have twenty-one (21) days to consider this Agreement (although I may choose voluntarily to sign it earlier); (iv) I have seven (7) days following the date I sign this Separation Date Release to revoke my acceptance (by providing written notice of my revocation); and (v) this release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Separation Date Release (“Effective Date”).

I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

13.

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims herein.

Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party or under applicable law; (ii) any rights which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims. I understand that nothing in this Agreement limits my ability to file a charge or complaint with any Government Agency. While this Agreement does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I a m eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

/s/ Abhay Joshi
Abhay Joshi

2/25/2022
Date

14.

Exhibit C

Equity Awards (as of February 11, 2022)

15.